UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2026

SPECTRAL AI, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40058	85-3987148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2515 McKinney Avenue, Suite 1000 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

(972) 499-4934

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MDAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock, at an exercise price of $2.75 per share	MDAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) As announced in the press release attached to this Current Report on Form 8-K, the Board of Directors (the “Board”) of the Spectral AI, Inc. (the “Company”) have appointed David McGuire to the position of Chief Financial Officer beginning on May 4, 2026 (the “Effective Date”).

Mr. McGuire has over 20 years of experience in finance and accounting, including significant experience in financial reporting, investor relations, financial planning and analysis, capital markets activities, finance transformation, and tax matters. Prior to joining the Company, Mr. McGuire served as Chief Accounting Officer of Solo Brands, Inc., a publicly traded company, where he was responsible for the company’s accounting, financial reporting, internal control, and tax functions, including efforts related to material weakness remediation. Previously, Mr. McGuire served as Deputy Chief Financial Officer and Chief Accounting Officer of EZCORP, Inc., a publicly traded provider of pawn transactions and consumer financial services, where he was involved in financial reporting, investor relations, financial planning and analysis, capital markets activities, merger and acquisition diligence and integration, and accounting operations. Earlier in his career, Mr. McGuire spent approximately 14 years with Ernst & Young LLP in its audit and financial accounting advisory practices, where he advised clients on complex accounting matters, financial reporting and transactions. He also has experience advising companies on accounting and finance transformation initiatives.

Mr. McGuire holds a Bachelor of Business Administration and a Masters in Professional Accounting from The University of Texas at Austin and is a Certified Public Accountant.

Mr. McGuire, age 47, will receive annual base compensation of $330,000. He will be eligible for an annual target bonus of up to 30% of his annual base compensation, payable upon the achievement of certain milestones and performance goals, as specified by the Board. He will be granted stock options under and subject to the terms of the Company’s 2023 Long Term Incentive Plan on the date of employment, to acquire 150,000 shares of common stock of the Company at an exercise price as of the Effective Date. The stock options will vest annually with the first installment vesting on the first anniversary of the grant date and subsequent installments on each of the next two anniversary dates of the grant date thereafter, as may be applicable. Upon a change of control of the Company, the stock options will become fully vested prior to the change of control. A copy of Mr. McGuire’s employment agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On April 8, 2026, the Company issued a press release announcing the appointment of Mr. McGuire as Chief Financial Officer, a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01 to this Current Report on Form 8-K, and in Exhibit 99.1 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Offer Letter, by and between David McGuire and Spectral AI, Inc., dated April 3, 2026.
99.2	Press Release issued by Spectral AI, Inc. on April 8, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2026

SPECTRAL AI, INC.

By:	/s/ Vincent S. Capone
Name:	Vincent S. Capone
Title:	Chief Executive Officer

3